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                                                                     Exhibit 5.1



                                 August 7, 1995




Board of Directors
America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona   85034

Gentlemen:

              We have acted as counsel for America West Airlines, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to $75,000,000 principal amount of 10 3/4% Senior Unsecured Notes due 2005 (the "New Notes") to be issued by the Company in exchange for 11 1/4% Senior Unsecured Notes due 2001.

              In our capacity as counsel for the Company in connection with the registration by the Company and proposed issuance of the securities described herein, we have examined the charter and bylaws of the Company, and have examined the originals, or copies otherwise identified, of corporate records of the Company, as furnished to us by the Company, certificates, advices and assurances of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

              We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

              Based upon our examination as aforesaid, and subject to the assumptions and limitations herein set forth, we are of the opinion that the New Notes have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance of the New Notes pursuant to and in accordance with the Indenture, the New Notes will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and by principles of equity.

              This opinion is limited in all respects to the corporate law of the State of Delaware, the laws of the State of New York and of the United States of America. To the extent any of such opinions relate to the corporate law of the State of Delaware,

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Board of Directors
America West Airlines, Inc.
August 7, 1995
Page 2




we have formed our opinion based solely upon a reading of the Delaware General Corporation Law. We express no opinion with respect to the laws or regulations of other jurisdictions applicable by virtue of conflict of laws or other principles.

              We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."

                                          Very truly yours,